As filed with the Securities and Exchange Commission on February 24, 2009

                                                     Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ECOLIVEGREEN CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)


                                      3640
                                      ----
            (Primary Standard Industrial Classification Code Number)


                                   26-3941151
                                   ----------
                     (I.R.S. Employer Identification Number)


                5100 West Copans Road, Ste 810, Margate, FL 33063
                                 (954) 599-3672
                -------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act.

(Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)


                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate       Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------    -------------

Common Stock      3,000,000         $0.03            $90,000       $5 by Company

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                               ECOLIVEGREEN CORP.

                        3,000,000 SHARES OF COMMON STOCK

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK OF ECOLIVEGREEN CORP. ("ELG CORP."). ECOLIVEGREEN CORP. IS REGISTERING UP TO 3,000,000 SHARES OF COMMON STOCK AT AN OFFERING PRICE OF $0.03. THE MAXIMUM AMOUNT TO BE RAISED IS $90,000 THERE WILL BE NO UNDERWRITING OR BROKER/DEALERS INVOLVED IN THE TRANSACTION AND THERE WILL BE NO COMMISSIONS PAID TO ANY INDIVIDUALS FROM THE PROCEEDS OF THIS SALE. THE SHARES ARE BEING OFFERED BY ECOLIVEGREEN CORP. THROUGH OUR OFFICERS AND DIRECTORS. WE ARE SELLING THE SHARES ON A "BEST EFFORTS, NO MINIMUM" BASIS. THERE WILL BE NO MINIMUM AMOUNT OF SHARES SOLD AND `ECOLIVEGREEN CORP.' WILL NOT CREATE AN ESCROW ACCOUNT INTO WHICH THE PROCEEDS FROM ANY SHARES WILL BE PLACED. THE PROCEEDS FROM ALL SHARES SOLD BY ECOLIVEGREEN CORP. WILL BE PLACED INTO THE CORPORATE ACCOUNT AND SUCH FUNDS SHALL BE NON-REFUNDABLE TO SUBSCRIBERS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAWS.' ECOLIVEGREEN CORP.' WILL PAY ALL EXPENSES INCURRED IN THIS OFFERING

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF ECOLIVEGREEN CORP. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN. THE AUDITORS HAVE EXPRESSED AN OPINION THAT SUBSTANTIAL DOUBT EXISTS AS TO WHETHER ECOLIVEGREEN CORP. CAN CONTINUE AS AN ONGOING BUSINESS. ACCORDINGLY, THE AUDITORS ISSUED A "GOING CONCERN OPINION" AT DECEMBER 31, 2008.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SHARES OFFERED               SELLING AGENT     PROCEEDS TO
BY COMPANY                  PRICE TO PUBLIC    COMMISSIONS       THE COMPANY
------------------------    ---------------    --------------    --------------
Per Share                   $0.03              Not applicable    $0.03
Minimum Purchase            Not Applicable     Not applicable    Not applicable
Total (3,000,000 shares)    $90,000            Not applicable    $90,000

The shares are intended to be sold by the executive officer of the Company, who will receive no commissions or other remuneration directly or indirectly related to the sale thereof. This offering will be conducted through the safe harbor provisions of Rule 3 a 4 (i) of the Exchange Act of 1934.

Proceeds to the company do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $5,000. ECOLIVEGREEN CORP. will pay these expenses.

Since there is no minimum number of shares that may or must be sold by the company, we may receive no, or very minimal, proceeds from the offering.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                               ECOLIVEGREEN CORP.

                        3,000,000 SHARES OF COMMON STOCK

No minimum to 3,000,000 SHARES maximum being sold by us to the public

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

ECOLIVEGREEN CORP. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. ECOLIVEGREEN CORP. will receive all proceeds from the sale of the shares being registered.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   This Prospectus is dated _________________

                             SUMMARY OF OUR OFFERING

ECOLIVEGREEN CORP. has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. ECOLIVEGREEN CORP., INC will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         A price, if and when the company sells
company                                 the shares of common stock is set at
                                        $0.03.

Number of shares outstanding before     9,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      12,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed.

The minimum number of shares to be      None.
sold in this offering

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.03. In addition, the offering price for the shares will remain $0.03 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices only after the shares are quoted on either the OTC
                                        Bulletin Board or an exchange.

                                        ECOLIVEGREEN CORP. may not be able to
                                        meet the requirement for a public
                                        listing or quotation of its common
                                        stock. Further, even if ECOLIVEGREEN
                                        CORP. common stock is quoted or granted
                                        listing, a market for the common shares
                                        may not develop. If a market develops,
                                        the price of the shares in the market
                                        may not be greater than or equal to the
                                        price in this offering.

Use of proceeds                         The company intends to use the proceeds
                                        from this offering to develop and
                                        complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes. The
                                        expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000 are being paid for by ECOLIVEGREEN CORP.

Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective with the Securities and Exchange
                                        Commission. ECOLIVEGREEN CORP. may at
                                        its discretion extend the offering for
                                        an additional 90 days.

Terms The company will determine when and how it will sell the common stock offered in this prospectus.

You should rely only upon the information contained in this prospectus. ECOLIVEGREEN CORP. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by the selling security holders. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

SUMMARY INFORMATION ABOUT ECOLIVEGREEN CORP.

ECOLIVEGREEN CORP.("ELG CORP.") is a development stage company, incorporated in the State of Florida on November 5, 2008, to acquire, develop and market environmentally efficient products. We currently own three (3) patents pending which claim a commercial lighting technology which is energy saving and environmentally friendly. The patent pending commercial lighting technology is designed to be used in the commercial and residential building to replace conventional drop ceiling troffers and to replace the fluorescent bulbs used in the existing and conventional troffers. The primary advantages of our drop ceiling troffer replacements are the following:

   o  Easy Installation

   o No required Licensed Technician for installation as they are lightweight and are simply placed into the drop ceiling where a ceiling tile is normally installed.

   o  Actual connection via a low-voltage connector

   o Anticipated to have a life in access of three times (3x) longer than conventional fluorescent lamps.

   o Lamps are dimmable in two (2) ways, 1) automatically dim when ambient light is bright 2) Can be manually dimmed also

The patent pending lamps are color-adjustable, with factory models being adjustable between standard fluorescent light and soft-white (similar to incandescent). The lumen output potential of either the 2x2 foot or 2x4 foot models is equivalent to standard drop-ceiling troffers containing three (3) 4-foot T8 bulbs. The current patent pending product contains our proprietary fluorescent technology, and future models are anticipated to use LED technology to achieve the same features. Additionally, another related product being developed is a replacement bulb for use in existing troffers, requiring no ballast change and containing the same basic technologies as the drop ceiling lamp. This single-bulb version has the lumen output of a single fluorescent light bulb.

We have filed our initial patent pending number with the United States Patent Office and currently the patent is pending through the process. This patent pending product is of engineering design whereby the fluorescents have a longer life without gaseous matter whereby the ecological advantage could and should be realized.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

There is $0 cash on hand in our corporate bank account. ECOLIVEGREEN CORP. currently has accounts payable and liabilities of $15,750 as of, December 31, 2008. In addition ECOLIVEGREEN CORP. anticipates that the costs associated with this offering will be approximately $5,000. As of the date of this prospectus, we have not generated or realized any revenues from our business operations. The following financial operation summarizes the more complete historical financial information as indicated on the audited financial statements we have filed with this prospectus.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other real properties. The company's office is located at 5100 West Copans Road, Ste 810, Margate, FL 33063 and our telephone number is 954-599-3672. Our fax number is 954-974-5720. Our Domain Name is www.ecolivegreen.com. The business office is located at the office of Steven Adelstein, the consultant to the company at no charge to the company.

                      SUMMARY OF OUR FINANCIAL INFORMATION

                                                   As of
                     Balance Sheet          December 31, 2008
                  ------------------        ------------------
                  Total Assets                   $  6,862
                  Total Liabilities              $ 15,750
                  Total Deficit                  $ (8,888)

                                            For the Year ended
                    Operating Data          December 31, 2008
                  ------------------        ------------------
                  Revenue                           Nil
                  Net Loss                       $(17,438)
                  Net Loss Per Share             $  (.002)

ECOLIVEGREEN CORP. has no revenues and has achieved losses since inception. ECOLIVEGREEN CORP. has had no operations and has been issued a "going concern" opinion by its auditor.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks for an investor regarding this offering. ECOLIVEGREEN CORP. SHOULD BE VIEWED AS A HIGH-RISK INVESTMENT AND SPECULATIVE IN NATURE. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF ECOLIVEGREEN CORP. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN - AUDITOR'S GOING CONCERN

In their audit report dated December 31, 2008; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to ECOLIVEGREEN CORP. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

SINCE ECOLIVEGREEN CORP. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY - RISKS RELATED TO OUR FINANCIAL CONDITION

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

ECOLIVEGREEN CORP. is a development stage company and has not yet begun to execute its business plan. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on November 5, 2008 and to date have been involved primarily in organizational activities and business planning. Based upon current plans, we expect to incur operating losses in future periods. We will incur these losses due to expenses associated with developing the business plan.

We cannot guarantee that we will be successful in generating revenue in the future, or in raising funds through the sale of our shares, adequate to pay for our business operations and planned expenditures. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

AS OUR OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITES, THEY MAY BE UNABLE TO DEVOTE A MAJORITY OF THEIR TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

Our officers and directors, have other outside business activities and are devoting only approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to our officers and directors, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

SHOULD OUR OFFICERS AND DIRECTORS LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

The company is entirely dependent on the efforts and abilities of its officers and directors. The loss of our officers and directors could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current sole officers and directors. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its officers and directors. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's officers and directors. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's officers and directors will not abuse her discretion in making decisions, with respect to its affairs and other business decisions, is their fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its officers and directors.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan may require and may require a significant capital investment.

Debt or equity financing may not be available for us to do so, or if available may be too expensive. To start executing our planned service requires an initial investment of approximately $70,000, and we anticipate 12 months of operational losses at approximately $500 per month before we can generate adequate cash flow to cover operations.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering. Although we plan on researching our market carefully, we may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve ourmarketing and distribution.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK - RISKS RELATED TO THIS OFFERING

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

INVESTORS WILL PAY MORE FOR "ECOLIVEGREEN CORP." COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser.

Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

AS THE COMPANY HAS 100,000,000 AUTHORIZED COMMON SHARES THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILUTING THE COMPANY'S CURRENT SHAREHOLDERS' EQUITY.

The company has 100,000,000 authorized common shares of which only 12,000,000 are currently outstanding and will be issued and outstanding if all the shares in this offering are sold. The company's management could, without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the company would generally have a negative impact on our share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S OFFICERS AND DIRECTORS CURRENTLY OWNS 76% OF THE OUTSTANDING COMMON STOCK (57% IF ALL OFFERED SHARES ARE SOLD), INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S OFFICERS AND DIRECTORS CONTRARY TO THEIR INTERESTS.

The company's officers and directors own approximately 76% of our currently outstanding common stock. As a result, they will be able to decide who will be directors and control the direction of the company. Our officers and directors interests may differ from the interests of our other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and her ability to continue to manage the business, in terms of the amount of time they is able to devote to the company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.03 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. ECOLIVEGREEN CORP.'s assets do not substantiate a share price of $0.03. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

You may never realize a return on your investment. THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

We anticipate incurring losses during the period of time necessary to develop our ecologically friendly products. Additionally, there can be no assurance that we will ever operate profitably, even if this offering is successful. INVESTORS SHOULD NOT PURCHASE SHARES IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. Because we are a newly formed company, there is no corporate operating history on which to evaluate our potential for success.

Additionally, we face many risks inherent in a start-up business, including difficulties and delays frequently encountered in connection with the commencement of operations, operational difficulties and our potential underestimation of initial and ongoing costs.

Executing the business plan requires that we spend significant funds based entirely on our preliminary evaluation of the potential of the market. It is impossible to predict the success of our business before marketing starts. The ability of the company to generate revenues will depend upon a variety of unpredictable factors.

Because there may be a substantial delay between the completion of this offering and the business plan execution, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin to generate sales.

There is No Minimum Number of Shares we have to sell in this Offering. We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement.

Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for. State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY

As a public company, we incur significant legal, accounting and other expenses that a private company does not incur. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and stock exchanges have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, as a result of becoming a public company, we need to create additional board committees and adopt additional policies regarding internal controls and disclosure controls and procedures. We will incur additional costs associated with public company reporting requirements and compliance with the internal controls of Section 404 of the Sarbanes-Oxley Act of 2002. We also expect these new rules and regulations will make it more difficult and more expensive for us to obtain directors' and officers' liability insurance. As a result, our general and administrative expenses will likely increase and it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03

The funds raised through this offering will be used to develop and complete the business and marketing plan.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by ECOLIVEGREEN CORP. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the company's officers and directors for common equity since the company's inception on November 5, 2008. The company's officers and directors paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Financial Position of the COMPANY IF ALL SHARES ARE SOLD
--------------------------------------------------------
   Price per share ...............................................   $     0.03
   Negative - Net tangible book value per share before offering ..   $    (0.02)
   Potential gain to existing shareholders .......................   $    0.029
   Net tangible book value per share after offering ..............   $    0.006
   Increase to present stockholders in net tangible book value
     per share after offering ....................................   $    0.005
   Capital contributions .........................................   $     9000
   Number of shares outstanding before the offering ..............    9,000,000
   Number of shares after offering held by existing stockholders .    9,000,000
   Percentage of ownership after offering ........................          75%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
   Price per share ...............................................   $     0.03
   Dilution per share ............................................   $    0.008
   Capital contributions .........................................   $   90,000
   Percentage of capital contributions ...........................           91%
   Number of shares after offering held by public investors ......    3,000,000
   Percentage of ownership after offering ........................           25%

                           THE OFFERING BY THE COMPANY

ECOLIVEGREEN CORP. is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus there are 9,000,000 shares outstanding of which our officers and directors own 6,862,500 common shares, which are subject to Rule 144 restrictions. There is currently eight (8) shareholders of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.03 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

In the event the company receives payment for the sale of their shares, ECOLIVEGREEN CORP. will receive all of the proceeds from such sales. ECOLIVEGREEN CORP. is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through our officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. ECOLIVEGREEN CORP. may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within ninety (90) days from this initial effective date of this registration.

In connection with their selling efforts in the offering, the officers and director will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. The officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The officers and directors have not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, The officers and directors will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. The officers and directors have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

ECOLIVEGREEN CORP. will receive all proceeds from the sale of the shares by the company. The price per share is $0.03 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, ECOLIVEGREEN CORP. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

ECOLIVEGREEN CORP. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

ECOLIVEGREEN CORP.("ELG CORP.") is a development stage company, incorporated in the State of Florida on November 5, 2008, involved in the research and development of energy-saving and environmentally-friendly products having our initial products under development in the lighting industry.

We currently own three (3) patents pending which claim a new approach to commercial lighting technology which is energy saving and environmentally friendly. The patent pending commercial lighting technology is designed to be used in the commercial and residential building to replace conventional drop ceilings troffers and to replace the fluorescent bulbs used in the existing and conventional troffers. The primary advantages of our drop ceiling troffer replacements are the following:

o  Easy Installation

o No required Licensed Technician for installation as they are lightweight and are simply placed into the drop ceiling where a ceiling tile is normally installed.

o  Actual connection via a low-voltage connector

o Anticipated to have a life in access of three times (3x) longer than conventional fluorescent lamps.

o Lamps are dimmable in two (2) ways, 1) automatically dim when ambient light is bright 2) Can be manually dimmed also

The patent pending lamps are color-adjustable, with factory models being adjustable between standard fluorescent light and soft-white (similar to incandescent). The lumen output potential of either the 2x2 foot or 2x4 foot models is equivalent to standard drop-ceiling troffers containing three (3) 4-foot T8 bulbs. The current patent pending product contains our proprietary fluorescent technology, and future models are anticipated to use LED technology to achieve the same features. Additionally, another related product being developed is a replacement bulb for use in existing troffers, requiring no ballast change and containing the same basic technologies as the drop ceiling lamp. This single-bulb version has the lumen output of a single fluorescent light bulb.

We have filed our initial patent pending number with the United States Patent Office and currently the patent is pending through the process. THERE ARE NO ASSURANCES THAT ARE THREE (3) PENDING PATENTS WILL BE FINALIZED AND IF FINALIZED, WILL BE ECONOMICALLY VIABLE FOR THE COMMERCIAL LIGHTING TECHNOLOGY. This patent pending product is of engineering design whereby the fluorescents have a longer life without gaseous matter whereby the ecological advantage could and should be realized.

We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Managements Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources." We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

THE FOLLOWING DESCRIPTION OF OUR BUSINESS IS INTENDED TO PROVIDE AN UNDERSTANDING OF OUR COMPANY AND THE DIRECTION OF OUR STRATEGY.

                              STRATEGY AND SERVICE

We have established through market research that there is an extensive market for products that are environmentally safe and efficient. We have focused on our initial products in the specific area of fluorescent light bulbs. We have filed three (3) patents which are pending in the specific area of fluorescent bulbs.

                              INTELLECTUAL PROPERTY

We have applied to the United States Patent office for consideration of approval for three (3) separate patent applications in the specific area of fluorescent light bulbs. Although there are no assurances that these patents will be approved, our initial business plan is predicated on said approvals and obtaining other environmentally efficient products. Therefore, until such time as we can accurately determine the ultimate consequence of these patents, we will continue to develop other areas in accordance with the business plan. On November 10, 2008, we acquired these three (3) patent pending applications including, but not limited to, all rights, title and interest for $6,862.

                                   THE MARKET

There is no way to accurately estimate the overall market for environmentally and efficient fluorescent light bulbs if in fact the cost more than the current products being marketed but have a longer life having the qualities of environmentally safe and more efficient products that are currently on the market.

                                   MANAGEMENT

It is intended that our three (3) officers will provide all the labor for the company initially and then hiring either employees or using independent contractors as sales growth demands.

The company on December 10, 2008 entered into a contract with an independent contractor (Steven Adelstein) for past and future consulting services as it pertains to the company going public, obtaining patents and other financial matters including limited funding for an audited financial and legal representations.

                               SALES AND MARKETING

We intend to hire independent contractors, manufacturers and licensees to market our products once we have proprietary approvals as required under domestic and foreign territories. We believe we can accomplish this in an economical and effective manner once we obtain the approval of our products under the current laws available.

                                   COMPETITION

There are many competitors selling or anticipated to selling similar products as being developed by us. We believe the most effective way to be successful against this competition is a combination of quality products that are environmentally safe and efficient combined with exceptional customer service. Our experience tells us that there are many competitors selling fluorescent bulbs and replacements, but our products will have qualities of environmentally safe efficiencies that our customer service is anticipated to explain and educate the ultimate user of our products. This type of service is typically lacking, but we feel will be extraordinary received by the ultimate user of our products.

                                    STAFFING

As of February 20, 2009, ECOLIVEGREEN CORP. has no permanent staff other than its officers and directors. The officers and directors have the flexibility to work on ECOLIVEGREEN CORP. between 5-10 hours per week. They is prepared to devote more time to our operations as may be required. They are not being paid at present.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, ECOLIVEGREEN CORP. has no employees other than its current officers and directors, officers and directors, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's directors.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants to develop and market its website, rather than hire full time website development, marketing and maintenance employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

ECOLIVEGREEN CORP.("ELG CORP.") is a development stage company, incorporated in the State of Florida on November 5, 2008, involved in the research and development of energy-saving and environmentally-friendly product having the initial products involved in the lighting industry.

We currently own three (3) patents pending which claim a new approach to commercial lighting technology which is energy saving and environmentally friendly. The patent pending commercial lighting technology is designed to be used in the commercial and residential buildings to replace conventional drop ceilings troffers and to replace the fluorescent bulbs used in the existing and conventional troffers. The primary advantages of our drop ceiling troffer replacements are the following:

o  Easy Installation

o No required Licensed Technician for installation as they are lightweight and are simply placed into the drop ceiling where a ceiling tile is normally installed.

o  Actual connection via a low-voltage connector

o Anticipated to have a life in access of three times (3x) longer than conventional fluorescent lamps.

o Lamps are dimmable in two (2) ways, 1) automatically dim when ambient light is bright 2) Can be manually dimmed also

The patent pending lamps are color-adjustable, with factory models being adjustable between standard fluorescent light and soft-white (similar to incandescent). The lumen output potential of either the 2x2 foot or 2x4 foot models is equivalent to standard drop-ceiling troffers containing three (3) 4-foot T8 bulbs. The current patent pending product contains our proprietary fluorescent technology, and future models are anticipated to use LED technology to achieve the same features. Additionally, another related product being developed is a replacement bulb for use in existing troffers, requiring no ballast change and containing the same basic technologies as the drop ceiling lamp. This single-bulb version has the lumen output of a single fluorescent light bulb.

We have filed our initial three (3) pending patents with the United States Patent Office and currently the patents are pending through the approval process. These patent-pending products are of engineering design whereby the fluorescents have a longer life without gaseous matter whereby the ecological advantage could and should be realized. We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated such as from the proceeds of loans we undertake.

From inception to February 20, 2009, the company's business operations have primarily been focused on developing our business plan and market research.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. ECOLIVEGREEN CORP. was incorporated in the State of Florida on November 5, 2008; we are a development stage company attempting to enter into the ecologically-friendly environment market. We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business, marketing plan, and execute the plans.

                                PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to complete the Business and Marketing Plan and to commence the execution.

Since inception (November 5, 2008) to, December 31, 2008, ECOLIVEGREEN CORP. has spent a total of $70 on start-up costs. The company has not generated any revenue from business operations.

The company incurred expenditures of $14,650 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $2,718 for general administrative costs and consulting fees.

Since inception, the majority of the company's time has been spent refining its business plan and marketing, conducting industry research, and preparing for a primary financial offering.

                         LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. On November 10, 2008, ECOLIVEGREEN CORP. issued 8,550,000 shares of common stock to eight (8) shareholders including 6,862,500 shares to our three (3) officers and directors.

We anticipate needing a minimum of $70,000 in order to execute our preliminary business plan in a meaningful way over the next eighteen (18) months. The available cash (if all shares in this offering are subscribed) is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the service offering, but are willing to grant such interest to secure the necessary funding.

Through December 31, 2008, we expended our loss from operations of $17,438 from the sale of common shares and through our independent consultant loaning the company under a long-term note arrangement. We have managed to keep our monthly cash flow requirement low for two reasons. First, our officers and directors have agreed not to draw a salary until a minimum of $500,000 in funding is obtained or until we have achieved $200,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space leased by our independent consultant and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and our agreements with our independent consultant, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations, we have sufficient financial resources to meet its obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plan. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $70,000 on such endeavors. If we are unable to raise the funds, partially through this offering, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our officers and directors will serve until his successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address                Age     Position(s)
-----------------               ---     -----------
Len Bryan                       52      President / Secretary / Director
5730 Golden Eagle Circle
Palm Beach Garden, FL 33418

Paul L. Culler                  70      Vice President / Director
346 Fairway North
Tequesta, FL 33469

Alfred H. Tracy III             46      Vice President / Chief Financial Officer
16178 Rosecroft Terrace                 / Director
Lady Lake, FL 32162

The persons named above has held their offices/positions since the inception of our company and is expected to hold their offices/positions until the next annual meeting of our stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors are an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address Board of Directors ' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer.

Our executive officers make decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officers and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board of Directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our Board of Directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In November 2008, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our President and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Len Bryan - President / Secretary / Director

                                     RESUME

Mr. Bryan is an electrical and software engineer graduated from Florida Atlantic University in 1997 having a bachelors and science degree in electrical engineering. During the past five (5) years, Mr. Bryan has been president of MAG-E TECH Inc., a closely-held private corporation developing lighting and bulb replacement systems. He was also an independent consultant for Techni-Source Engineering Solutions and ATG.

Paul L. Culler - Vice President / Director

                                     RESUME

Mr. Culler is an independent consultant primarily in the area of desalting facilities. During the past five (5) years, Mr. Culler has been Vice President, Treasurer and Director of MAG-E Tech, Inc., a closely-held private corporation developing lighting and bulb replacement systems. He was also a Director of the Southeast Desalting Association.

Alfred H. Tracy III - Vice President / Chief Financial Officer / Director

                                     RESUME

Mr. Tracy III is a Computer Science Consultant graduated from Florida Atlantic University in 1980 having a Masters degree in electrical engineering. During the past five (5) years, Mr. Tracy has been Vice President / Director of MAG-E Tech, Inc., a closely-held private corporation developing lighting and bulb replacement systems. Additionally, he has been an independent consultant for DC Bars, a Moscow-Russian company whereby Mr. Tracy acts as Director of U.S. Operations. Mr. Tracy was a director of Information Architects until September, 2008.

CONFLICTS OF INTEREST

The above three (3) Directors and officers of MAG-E Tech, Inc., a closely-held private corporation developing lighting and bulb replacement systems, have sold all rights, title and interest of three (3) patent-pending applications to our company at an arbitrary value of $6,862.

Additionally, the officers and directors devote their time to projects that do not involve us. In the event that Mr. Bryan, Mr. Coller and Mr. Tracy ceases devoting time to our operations, they have agreed to resign as officers and directors.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our sole director and officer for the period from inception through September 30,2008.

                       CAPACITIES IN WHICH AGGREGATE
NAME OF INDIVIDUAL     REMUNERATION WAS RECEIVED                          Amount
------------------     -----------------------------                      ------
Len Bryan              President/Secretary/Director                          $ 0
Paul L. Culler         Vice President/Director                               $ 0
Alfred H. Tracy III    Vice President/Chief Financial Officer/Director       $ 0

We have no employment agreements with our Officers and Directors. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, ECOLIVEGREEN CORP. has not entered into any employment agreements with our officers and directors. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our officers and directors, or future key staff members.

INDEMNIFICATION

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                 Number           Percentage
                                                 of Shares        of ownership
                                                 after offering   after offering
                                                 assuming all     assuming all
Name and address              Number of Shares   of the shares    of the shares
Beneficial Ownership          Before Offering    are sold         are sold
----------------------------  ----------------   --------------   --------------
Len Bryan (1)                    2,287,500          2,287,500          19%
5730 Golden Eagle Circle
Palm Beach Gardens, FL 33418

Paul L. Culler (1)               2,287,500          2,287,500          19%
346 Fairway North
Tequesta, FL 33469

Alfred H. Tracy III (1)          2,287,500          2,287,500          19%
16178 Rosecroft Terrace
Lady Lake, FL 32162

Judith Adelstein (2)               810,000            810,000           7%
7076 Spyglass Avenue
Parkland, FL  33076

Stephen Corn                       450,000            450,000           4%
4317 North State Road 7,
Lauderdale Lakes, FL 33319

All Officers and                 6,862,500          6,862,500          57%
Directors as a Group
(3 person)
_________

(1) The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings.

(2) Judith Adelstein is the wife of Steven Adelstein, an independent consultant to the company and has provided consulting services.

On February 20, 2009, there is currently 9,000,000 outstanding.

   o On November 10, 2008, a total of 6,862,500 shares of common stock were issued to our officers and directors.

   o On December 10, 2008, a total of 1,687,500 shares of common stock were issued to our consultant (Steven Adelstein and/or assigns) for services rendered for the period ending December 31, 2008.

   o On February 8, 2009, a total of 450,000 shares of common stock were issued in a private placement to Stephen Corn for the purchase price of $0.025 per share.

All of the 9,000,000 common shares issued and outstanding at February 20, 2009 are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our officers and directors will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.03 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

In the event the company receives payment for the sale of their shares, ECOLIVEGREEN, Inc. will receive all of the proceeds from such sales. ECOLIVEGREEN CORP. is bearing all expenses in connection with the registration of the shares of the company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $.0001 for an aggregate par value of one hundred thousand dollars ($100,000).

   o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   o and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, ECOLIVEGREEN CORP. will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of ECOLIVEGREEN CORP. has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. ECOLIVEGREEN, CORP. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements have been audited for the period ending September 30, 2008 by Lake and Associates, Certified Public Accountants LLC, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

Upon completion of the offering, we will become subject to the reporting and information requirements of the Securities Exchange Act of 1934 as amended, and, as a result, will file periodic and current reports ,proxy statements, and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC -03330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC's office upon payment of fees prescribed by the SEC. The SEC maintains an Internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's website is http:/www.sec.gov

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS


                                                                        PAGE
                                                                     -----------

Report of Independent Registered Public Accounting Firm ..........       F-2

Balance Sheet ....................................................       F-3

Statements of Operations .........................................       F-4

Statements of Cash Flows .........................................       F-5

Statements of Stockholders' Equity ...............................       F-6

Notes to Financial Statements ....................................   F-7 to F-13

                          LAKE & ASSOCIATES, CPA'S LLC

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Ecolivegreen Corp.

We have audited the accompanying balance sheet of Ecolivegreen Corp. (a development stage enterprise)(the "Company") as of December 31, 2008 and related statements of operations, stockholders' equity, and cash flows for the period November 5, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ecolivegreen Corp. (a florida corporation) as of December 31, 2008 and the results of its operations and its cash flows for the period November 5 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception (November 5, 2008) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lake & Associates, CPA's LLC
Boca Raton FL
February 10, 2009

                                                              20283 State Road 7
                                                                       Suite#300
                                                             Boca Raton FL 33498
                                                                    561-982-9874
                                                                Fax 561-982-7985

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2008

                                     ASSETS                              2008
                                                                       --------

CURRENT ASSETS
  Cash .............................................................          0
  Total Current Assets .............................................          0

Other Assets
  Intellectual Assets ..............................................   $  6,862
                                                                       --------

     TOTAL ASSETS ..................................................      6,862
                                                                       ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts Payable - Legal .........................................      9,750
  Accrued Expenses - Legal & Accounting ............................      6,000

LONG TERM LIABILITES / INDEPENDENT CONSULTANT ......................          0

                                                                       --------

     TOTAL LIABILITIES .............................................     15,750

STOCKHOLDERS' EQUITY (DEFICIT)
  Capital Stock (Note 3)
  shares authorized; 100,000,000 common shares, $0.001 par value
  Issued and outstanding shares: 8,550,000 .........................      8,550

  Deficit accumulated during the development stage .................    (17,438)
                                                                       --------

     TOTAL STOCKHOLDERS' DEFICIT ...................................     (8,888)
                                                                       ========

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ........................   $  6,862
                                                                       ========

   The accompanying notes are an integral part of these financial statements.

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

                                                                For the period
                                                               November 5, 2008
                                                                    through
                                                               December 31, 2008
                                                              ------------------

REVENUES
   Sales ..................................................      $         -
   Cost of Sales ..........................................                -

Gross Profit ..............................................                -

OPERATING EXPENSES
   Accounting Expenses ....................................            3,500
   Legal Expenses .........................................           12,250
   Consulting Fees ........................................            1,688
                                                                 -----------

      TOTAL OPERATING EXPENSES ............................           17,438


LOSS FROM OPERATIONS ......................................          (17,438)
                                                                 -----------

OTHER INCOME
   Interest Income ........................................                -
                                                                 -----------

      TOTAL OTHER INCOME ..................................                -


NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES ...........          (17,438)
                                                                 -----------

PROVISION FOR INCOME TAXES ................................                -
                                                                 -----------

NET INCOME (LOSS) .........................................          (17,438)
                                                                 ===========

BASIC AND DILUTED NET LOSS PER SHARE ......................            (.002)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING .............        8,550,000

   The accompanying notes are an integral part of these financial statements.

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
      FOR THE PERIOD NOVEMBER 5, 2008 (inception) THROUGH DECEMBER 31, 2008

                                                                For the period
                                                               November 5, 2008
                                                                    through
                                                               December 31, 2008
                                                              ------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss) ......................................        $(17,438)
   Adjustments to reconcile net loss to net
    cash used in operations:
      Common stock issued for services ....................        $  1,688

   Changes in operating liabilities and assets:
      liabilities .........................................          15,750

NET CASH USED IN OPERATING ACTIVITIES .....................               -

CASH FLOWS FROM FINANCING ACTIVITIES

Loan from Independent Contractor ..........................               -

Increase in Payables

Net cash provided by financing activities .................               -


NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS

   Beginning of Period ....................................               -

   End of Period ..........................................               -

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   Cash paid for interest .................................               -

   Cash paid for income taxes .............................               -
   Issuance of stock for patents ..........................        $  6,862

    The accompanying notes are an integral part of these financial statements

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS EQUITY
      FOR THE PERIOD NOVEMBER 5, 2008 (inception) THROUGH DECEMBER 31, 2008

                                                           Earnings
Par Value of $0.001                    Shares     Amount   (Deficit)    Total
----------------------------------    ---------   ------   ---------   --------

Balance at November 5, 2008
 (date of inception) .............            -   $    -   $       -   $      -

Common Stock issued:
 for acquisition agreement/patents    6,862,555    6,862           -      6,862
 for services ....................    1,687,500    1,688           -      1,688
Net loss for the year ............            -        -     (17,438)   (17,438)
                                      ---------   ------   ---------   --------
Balance December 31 ,2008
                                      9,000,000    9,000     (17,438)    (8,888)
                                      =========   ======   =========   ========

    The accompanying notes are an integral part of these financial statements

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

NOTE 1 ORGANIZATION

         ECOLIVEGREEN CORP. (a development stage enterprise) (the Company) was formed on November 5, 2008 in the State of Florida. The Company's activities to date have been primarily directed towards the raising of capital and acquiring intellectual properties.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company
-------------------------------------------------

         The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31, 2008.

Income Taxes
------------

         The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, ("Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2008.

Cash Equivalents
----------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Estimates
---------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Impairment of Long-Lived Assets
-------------------------------

         In accordance with SFAS No.144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company assesses long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used in measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Basic Loss Per Common Share
---------------------------

         Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2008 for purposes of computing fully diluted earnings per share.

Dividends
---------

         The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Share-Based Payments
--------------------

         The Company adopted Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the company previously followed in accounting for stock-base awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

         Under SFAS No. 123R, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of the SFAS 123R in its fiscal year ended December 31, 2008 using the modified prospective application method.

         The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

Fair value of Financial Instruments
-----------------------------------

         Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties
---------------

         Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Impact of New Accounting Standards
----------------------------------

         In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

         In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Non-controlling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of non-controlling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

         (a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

         (b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report non-controlling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

         (c)SFAS No. 161 expresses concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Impact of New Accounting Standards-cont'd
-----------------------------------------

derivatives and hedging activities effect an entity's financial position, financial performance and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is in the process of evaluating the impact, if any, on SFAS 161 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

         (d) SFAS 162, identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).

         The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.

         The Board believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the Board concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result.

         This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is in the process of evaluating the impact, if any, of SFAS 162 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

         The Board does not expect that this Statement will result in a change in current practice. However, transition provisions have been provided in the unusual circumstance that the application of the provisions of this Statement results in a change in practice. The Company is in the process of evaluating the impact, if any, on SFAS 162 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

NOTE 3 GOING CONCERN

         The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

         If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

         There is no provision for income taxes due to continuing losses. At December 31, 2008, the Company has net operating loss carryforwards for tax purposes of approximately $17,000, which expire through 2028. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

NOTE 5 RELATED PARTY TRANSACTIONS

         On November 10, 2008, the company entered into an agreement with Steven Adelstein, its independent consultant, for the amount of $60,000. This amount ($60,000) represents consulting services to be rendered from January 1, 2009 until December 31, 2009 in equal monthly installments. Under the terms and conditions of the agreement, the Company will be advanced cash and cash equivalents as required to pay for filing expenses including filing fees with the Securities and Exchange Commission, audit fees for the audited financials as of December 31, 2008,and certain defined operating expenses.The balance is for consulting services provided from time to time by Mr. Adelstein as defined in said agreement. The total amount of $60,000 shall be in the form of a note commencing to accrue interest at January 1, 2010, at 7.2%, having both interest and principal payable with a balloon payment on December 31, 2012. The note is convertible into common shares at $0.05 per share at the discretion of note

                               ECOLIVEGREEN CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2008

NOTE 5 RELATED PARTY TRANSACTIONS-CONT'D

holder until December 31, 2012. There shall not be any pre-payment penalties and interest shall be compounded annually. Mr. Adelstein is the husband of Judith Adelstein, a shareholder that has 9% ownership of common shares at December 31, 2008. Mr. Adelstein was paid for consulting services $1,688 for the year ending December 31,2008 by the issuance of 1,687,500 common shares of the Company.

         The Company does not lease or rent any property. Office space and services are provided without charge by Steven Adelstein, independent consultant. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

         The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 PURCHASE AGREEMENT FOR INTELLECTUAL PROPERTY (3 pending patents).

         On November 10, 2008, the company entered into agreement to acquire the intellectual properties of three (3) pending patents in the specific area of fluorescent bulbs for $6,863. This agreement was entered into the same three (3) officers and directors that are the present officers and directors of our company. We issued a total of 6,862,500 shares for the intellectual properties of these three (3) pending patents rather than the payment of cash or equivalent as provided within said agreement.

NOTE 7 INTELLECTURAL PROPERTIES

         The Company purchased on November 10, 2008, from an entity owned by it's three(3) officers and directors, all rights title and interest to three(3) pending patents as filed with the Patent Office of the United States. The pending 3 patents are in the specific field of commercial lighting technology which is energy saving and environmentally friendly. We paid $6,863 for these intellectual rights for the consideration of the issuance of 6,862,500 common shares at $0.001 per share. Since these patents are pending, we have no assurances that they will be approved and even upon approval, they will become economically viable.

NOTE 8 SUBSEQUENT EVENTS

         The company has authorized the filing of a registration Form S-1 with the Securities and Exchange Commission. The company is intending to register for sale 3,000,000 shares at $0.03 per share. There are no assurances that this filing will be approved.

         In February, 2009, the company sold 450,000 common shares to one (1) investor for $0.025 per share for a total of $11,250. These funds were used to pay legal fees associated with our patent attorney and an option was issued for 450,000 shares to an investor until 12/31/2012 at $0.05 per share.

TABLE OF CONTENTS                                                       Page No.

SUMMARY OF OUR OFFERING.................................................    2
DESCRIPTION OF PROPERTY.................................................    4
SUMMARY OF OUR FINANCIAL INFORMATION....................................    4
RISK FACTORS............................................................    5
USE OF PROCEEDS.........................................................   13
DETERMINATION OF OFFERING PRICE.........................................   13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................   13
PLAN OF DISTRIBUTION....................................................   14
LEGAL PROCEEDINGS.......................................................   15
BUSINESS................................................................   16
STRATEGY AND SERVICE... ................................................   17
THE MARKET..............................................................   17
MANAGEMENT..............................................................   17
SALES AND MARKETING.....................................................   17
COMPETITION.............................................................   18
STAFFING................................................................   18
PLAN OF OPERATION.......................................................   20
LIQUIDITY AND CAPITAL RESOURCES; NEED FOR ADDITIONAL CAPITAL............   20
MANAGEMENT..............................................................   21
CODE OF BUSINESS CONDUCT AND ETHICS.....................................   23
BACKGROUND OF OFFICERS AND DIRECTORS....................................   24
EXECUTIVE COMPENSATION..................................................   25
PRINCIPAL STOCKHOLDERS..................................................   26
DESCRIPTION OF SECURITIES...............................................   27
REPORTING...............................................................   28
STOCK TRANSFER AGENT....................................................   28
STOCK OPTION PLAN.......................................................   28
LITIGATION..............................................................   28
EXPERTS.................................................................   29
WHERE YOU CAN FIND ADDITIONAL INFORMATION...............................   29
FINANCIAL STATEMENTS....................................................   F-1

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

         SEC Filing Fee and Printing ..   $ 1,000*
         Transfer Agent ...............         0
                                          -------
              TOTAL ...................   $ 1,000
                                          -------
         * estimate

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common share

ECOLIVEGREEN CORP. is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. As of December 31, 2008, we had issued 8,550,000 common shares. On February 8, 2009, we issued an additional 450,000 shares in a private placement to one (1) individual. At February 20, 2009, we had a total of 9,000,000 common shares outstanding as summarized below:

   o On November 10, 2008, a total of 6,862,500 shares of common stock were issued to our officers and directors.

   o On December 10, 2008, a total of 1,687,500 shares of common stock were issued to our consultant (Steven Adelstein and/or assigns) for services rendered for the period ending December 31, 2008.

   o On February 8, 2009, a total of 450,000 shares of common stock were issued in a private placement to Stephen Corn for the purchase price of $0.025 per share.

All 9,000,000 common shares were not registered under the Securities Act of 1933, as amended: under exemption contained in Section 4(2) of the Securities Act of 1933 and the shares issued bare a restrictive legend.

ECOLIVEGREEN CORP. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

No such issuance of the 9,000,000 shares involved the use of the underwriter, no advertising or public solicitation was involved, the securities bare restrictive legend and no commissions were paid in connection with the issuance of any of the securities.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

    3.1       Articles of Incorporation of ECOLIVEGREEN CORP.

    3.2       By-Laws of ECOLIVEGREEN CORP.

    4.1       Specimen Stock Certificate of ECOLIVEGREEN CORP.

    5.1       Opinion of Legal Council - to be filed by amendment

   10.1       Purchase Agreement with MAG-E Tech, Inc.

   10.2       Consulting Agreement with Independent Contractor

   10.3       Note with Independent Contractor

   10.4       Patent Application and Description

     14       Code of Ethics

   23.1       Consent of Independent Auditor

   23.2       Consent of Legal Council - to be filed by amendment

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          iii. Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Margate, Florida, on this 24th day of February 2009.


ECOLIVEGREEN CORP.


/s/ Len Bryan
-------------
Len Bryan
President/Secretary/Director


/s/ Paul L. Culler
------------------
Paul L. Culler
Vice President/Director


/s/ Alfred H. Tracy III
-----------------------
Alfred H. Tracy III
Vice President/ Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Len Bryan                                                  February 24, 2009
-------------
LEN BRYAN
President/Secretary/Director


/s/ Paul L. Culler                                             February 24, 2009
------------------
PAUL CULLER
Vice President/Director


/s/ Alfred H. Tracy III                                        February 24, 2009
-----------------------
ALFRED H. TRACY
Vice President/Chief Financial Officer/Director